NEWS RELEASE

Arlo Reports First Quarter 2020 Results

57.4% Paid Account Growth Year over Year

SAN JOSE, California - May 11, 2020 - Arlo Technologies, Inc. (NYSE: ARLO), a global network connected camera company that delivers innovative internet connected products to consumers and businesses, today reported financial results for the first quarter ended March 29, 2020.

Financial Highlights (1)

•	Revenue of $65.5 million, an increase of 13.1% year over year.

•	GAAP gross margin of 6.0%; non-GAAP gross margin of 7.4%.

•	GAAP net loss per diluted share of $(0.51), non-GAAP net loss per diluted share of $(0.34).

“The team at Arlo showed their dedication to our business in delivering a solid first quarter despite facing unprecedented challenges across all aspects of business execution. While our supply chain and internal teams are largely at full force, we are seeing disruptions in our distribution channels that impede our ability to serve our customer in the near term,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “However, we saw both record growth of paid subscribers and record service revenue, as our revenue for paid accounts comfortably surpassed pre-paid in the quarter. These are important data points that reflect our new business model phasing in and we expect continued strength in the services business as we complete our new product launches throughout 2020. Our latest launch, Arlo’s new Pro 3 Floodlight, the first wire-free floodlight in the world, is now available in our channels, brings our award winning Pro 3 technology to a large, fast-growing market segment and is well-received by customers and critics alike. We feel that we are well positioned with a solid balance sheet, best-in-class product offering, and strengthening services momentum.”

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019
	(in thousands, except percentage and per share data)
Revenue	$65,450	$122,413	$57,880
GAAP Gross Margin	6.0%	11.2%	3.4%
Non-GAAP Gross Margin	7.4%	12.2%	4.7%
GAAP Net Income (Loss) per Diluted Share	$(0.51)	$0.26	$(0.55)
Non-GAAP Net Income (Loss) per Diluted Share	$(0.34)	$(0.26)	$(0.47)
_________________________
(1) Reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis are provided at the end of this press release.

Business Highlights

•	Service revenue of $14.7 million, for growth of 30.7% year over year.

•	57.4% year over year paid account growth in Q1.

•	35.8% year over year cumulative registered account growth in Q1.

•	Added a record 25,000 paid subscribers in the quarter.

•
Announced a partnership with Second Harvest in Silicon Valley and Orange County to provide meals with each purchase of an Ultra system, Pro 3 system or Video Doorbell, resulting in over 30,000 meals donated to feed those in need.

•
Partnered with Kartchner Homes to integrate Arlo’s Video Doorbell into homes built over the next twelve months, providing homebuyers with a premiere solution in smart entry technology and a free three-month trial of Arlo Smart.

•
Announced the channel availability of our all-new Arlo Floodlight Camera, the first wire-free integrated floodlight camera on the market, featuring powerful LEDs, an integrated 2K HDR camera, 160-degree field of view, two-way audio, custom lighting configurations, a rechargeable battery, and a built-in siren. The Floodlight Camera is paired with a three month subscription to Arlo Smart.

Second Quarter 2020 Business Outlook (2)

•	Revenue of $50.0 million to $60.0 million.

•	GAAP net loss per diluted share of $(0.53) to $(0.46), and non-GAAP net loss per diluted share of $(0.46) to $(0.39).

Due to the uncertainty presented by the ongoing COVID-19 pandemic Arlo is withdrawing full year guidance.

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three Months Ending June 28, 2020
	Revenue	Net Loss per Diluted Share
	(in millions, except per share data)
GAAP	$50.0 - $60.0	($0.53) - ($0.46)
Estimated adjustments for (2):
Stock-based compensation expense	—	0.06
Amortization of intangibles	—	0.01
Tax effects of non-GAAP adjustments	—	—
Non-GAAP	$50.0 - $60.0	($0.46) - ($0.39)
_________________________
(2) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the first quarter of 2020 results and discuss management’s expectations for the second quarter of 2020 today, Monday, May 11, 2020 at 5:00 p.m. ET (2:00 p.m. PT). The toll free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 8891925. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, advanced baby monitors and smart security lights.

© 2019 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins, and tax expense; expectations regarding market expansion and future growth; plans to invest in product innovation; Arlo's future product offerings; and the quote from Arlo's Chief Executive Officer. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may incur additional costs and charges associated with the transactions contemplated by the Verisure partnership; the Company may not receive the minimum commitment amounts from Verisure; the COVID-19 pandemic could have an adverse impact on the Company's business, operations and the markets and communities in which Arlo and its partners and customers operate; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; the actions and financial health of the Company's customers; the anticipated financial capacity under Arlo's revolving credit line may not be available when expected, or at all; and the Company may not be able to carry out its restructuring plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors,” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 28, 2020 and other periodic filings with the Securities and Exchange Commission. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles, activist shareholder response costs, restructuring and other charges, strategic initiative and transaction expenses, gain on sale of business, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

–	the ability to make more meaningful period-to-period comparisons of our on-going operating results;

–	the ability to better identify trends in our underlying business and perform related trend analyses;

–	a better understanding of how management plans and measures our underlying business; and

–	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Activist shareholder response costs primarily consist of legal fees and third-party consulting costs incurred. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Strategic initiative and transaction expenses consist of legal fees associated with the strategic review of the Company and legal fees, accounting fees and other one-time costs incurred to complete the Verisure transaction. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Gain on sale of business represents gain from sale of the Company's commercial operations in Europe. We consider our operating results without this gain when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such gain when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding the gain is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

***Financial Tables Attached***

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 29, 2020	December 31, 2019
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$176,425	$236,680
Short-term investments	30,157	19,990
Accounts receivable, net	61,376	127,317
Inventories	61,027	68,624
Prepaid expenses and other current assets	12,569	16,958
Total current assets	341,554	469,569
Property and equipment, net	19,284	21,352
Operating lease right-of-use assets, net	30,184	31,300
Intangibles, net	950	1,306
Goodwill	11,038	11,038
Restricted cash	4,117	4,139
Other non-current assets	3,049	4,008
Total assets	$410,176	$542,712

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$39,103	$111,650
Deferred revenue	46,875	50,362
Accrued liabilities	100,447	127,400
Income tax payable	4,120	4,489
Total current liabilities	190,545	293,901
Non-current deferred revenue	12,973	15,736
Non-current operating lease liabilities	27,776	29,001
Non-current income taxes payable	92	92
Other non-current liabilities	229	606
Total liabilities	231,615	339,336
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: : $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 75,785,952 at December 31, 2019 and 74,247,250 at December 31, 2018	77	76
Additional paid-in capital	349,212	334,821
Accumulated other comprehensive income	117	(2)
Accumulated deficit	(170,845)	(131,519)
Total stockholders’ equity	178,561	203,376
Total liabilities and stockholders’ equity	$410,176	$542,712

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019
	(in thousands, except percentage and per share data)
Revenue:
Products	$50,723	$109,883	$46,608
Services	14,727	12,530	11,272
Total revenue	65,450	122,413	57,880
Cost of revenue:
Products	52,188	100,470	50,284
Services	9,309	8,237	5,651
Total cost of revenue	61,497	108,707	55,935
Gross profit	3,953	13,706	1,945
Gross margin	6.0%	11.2%	3.4%
Operating expenses:
Research and development	15,243	16,928	18,161
Sales and marketing	11,038	14,596	14,221
General and administrative	18,784	15,112	10,536
Separation expense	79	153	906
Gain on sale of business	(292)	(54,881)	—
Total operating expenses	44,852	(8,092)	43,824
Income (loss) from operations	(40,899)	21,798	(41,879)
Operating margin	(62.5)%	17.8%	(72.4)%
Interest income	535	567	862
Other income (expense), net	1,183	775	(47)
Income (loss) before income taxes	(39,181)	23,140	(41,064)
Provision for income taxes	145	3,525	220
Net income (loss)	$(39,326)	$19,615	$(41,284)
Net income (loss) per share:
Basic	$(0.51)	$0.26	$(0.55)
Diluted	$(0.51)	$0.26	$(0.55)
Weighted average shares used to compute net income (loss) per share:
Basic	76,560	75,805	74,409
Diluted	76,560	76,090	74,409

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 29, 2020	March 31, 2019
	(In thousands)
Cash flows from operating activities:
Net loss	$(39,326)	$(41,284)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,773	2,375
Stock-based compensation expense	12,773	4,653
Allowance for credit losses and inventory reserves	1,709	3,280
Gain on sale of business	(292)	—
Deferred income taxes	100	(12)
Premium amortization / discount accretion on investments, net	(5)	(137)
Changes in assets and liabilities:
Accounts receivable, net	65,685	94,174
Inventories	6,142	(9,411)
Prepaid expenses and other assets	5,273	13,114
Accounts payable	(71,834)	(27,486)
Deferred revenue	(6,251)	(2,254)
Accrued and other liabilities	(25,651)	(52,497)
Net cash used in operating activities	(48,904)	(15,485)
Cash flows from investing activities:
Purchases of property and equipment	(1,111)	(4,260)
Purchases of short-term investments	(20,096)	(9,897)
Maturities of short-term investments	10,000	15,000
Net cash provided by (used in) used in investing activities	(11,207)	843
Cash flows from financing activities:
Proceeds related to employee benefit plans	1,854	1
Restricted stock unit withholdings	(2,020)	(1,068)
Net cash used in financing activities	(166)	(1,067)
Net decrease in cash and cash equivalents and restricted cash	(60,277)	(15,709)
Cash and cash equivalents and restricted cash, at beginning of period	240,819	155,424
Cash and cash equivalents and restricted cash, at end of period	$180,542	$139,715

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$323	$1,880
De-recognition of build-to-suit assets and liabilities	$—	$(21,610)

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019
	(in thousands, except percentage data)
GAAP gross profit	$3,953	$13,706	$1,945
GAAP gross margin	6.0%	11.2%	3.4%
Stock-based compensation expense	503	727	369
Amortization of intangibles	356	373	381
Restructuring and other charges	23	69	—
Non-GAAP gross profit	$4,835	$14,875	$2,695
Non-GAAP gross margin	7.4%	12.2%	4.7%

GAAP research and development	$15,243	$16,928	$18,161
Stock-based compensation expense	(1,660)	(2,367)	(1,297)
Restructuring and other charges	—	(262)	—
Non-GAAP research and development	$13,583	$14,299	$16,864

GAAP sales and marketing	$11,038	$14,596	$14,221
Stock-based compensation expense	(751)	(1,137)	(940)
Restructuring and other charges	—	(198)	—
Non-GAAP sales and marketing	$10,287	$13,261	$13,281

GAAP general and administrative	$18,784	$15,112	$10,536
Stock-based compensation expense	(9,859)	(3,402)	(2,047)
Restructuring and other charges	(21)	(102)	—
Strategic initiative and transaction expenses	(545)	(1,868)	—
Litigation reserves, net	(7)	(1,287)	—
Non-GAAP general and administrative	$8,352	$8,453	$8,489

GAAP total operating expenses	$44,852	$(8,092)	$43,824
Separation expense	(79)	(154)	(906)
Strategic initiative and transaction expenses	(545)	(1,868)	—
Stock-based compensation expense	(12,270)	(6,906)	(4,284)
Restructuring and other charges	(21)	(562)	—
Litigation reserves, net	(7)	(1,287)	—
Gain on sale of business	292	54,881	—
Non-GAAP total operating expenses	$32,222	$36,012	$38,634

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019
	(in thousands, except percentage and per share data)
GAAP operating income (loss)	$(40,899)	$21,798	$(41,879)
GAAP operating margin	(62.5)%	17.8%	(72.4)%
Separation expense	79	154	906
Strategic initiative and transaction expenses	545	1,868	—
Stock-based compensation expense	12,773	7,633	4,653
Amortization of intangibles	356	373	381
Restructuring and other charges	44	631	—
Litigation reserves, net	7	1,287	—
Gain on sale of business	(292)	(54,881)	—
Non-GAAP operating loss	$(27,387)	$(21,137)	$(35,939)
Non-GAAP operating margin	(41.8)%	(17.3)%	(62.1)%

GAAP provision for income taxes	$145	$3,525	$220
GAAP income tax rate	(0.4)%	15.2%	(0.5)%
Tax effects	29	3,241	—
Non-GAAP provision for income taxes	$116	$284	$220
Non-GAAP income tax rate	(0.5)%	(1.4)%	(0.6)%

GAAP net income (loss)	$(39,326)	$19,615	$(41,284)
Separation expense	79	154	906
Strategic initiative and transaction expenses	545	1,868	—
Stock-based compensation expense	12,773	7,633	4,653
Amortization of intangibles	356	373	381
Restructuring and other charges	44	631	—
Litigation reserves, net	7	1,287	—
Gain on sale of business	(292)	(54,881)	—
Tax effects	29	3,241	—
Non-GAAP net loss	$(25,785)	$(20,079)	$(35,344)

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 29, 2020	December 31, 2019	March 31, 2019
	(in thousands, except percentage and per share data)
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.51)	$0.26	$(0.55)
Separation expense	—	—	0.01
Strategic initiative and transaction expenses	0.01	0.02	—
Stock-based compensation expense	0.16	0.10	0.06
Amortization of intangibles	—	—	0.01
Restructuring and other charges	—	0.01	—
Litigation reserves, net	—	0.02	—
Gain on sale of business	—	(0.72)	—
Tax effects	—	0.05	—
Non-GAAP net loss per diluted share	$(0.34)	$(0.26)	$(0.47)

Shares used in computing GAAP net income (loss) per diluted share	76,560	76,090	74,409
Shares used in computing non-GAAP net income (loss) per diluted share	76,560	76,090	74,409

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	March 29, 2020	December 31, 2019	September 29, 2019	June 30, 2019	March 31, 2019
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$206,582	$256,670	$153,811	$137,927	$180,374
Cash, cash equivalents and short-term investments per diluted share	$2.70	$3.37	$2.04	$1.85	$2.42

Accounts receivable, net	$61,376	$127,317	$99,698	$79,707	$71,566
Days sales outstanding	83	97	85	87	111

Inventories	$61,027	$68,624	$74,117	$97,222	$131,227
Inventory turns	3.4	5.9	4.8	2.8	1.5

Weeks of channel inventory:
U.S. retail channel	13.7	6.3	13.3	10.1	14.5
U.S. distribution channel	20.3	8.0	3.3	8.9	8.9
APAC distribution channel	6.0	3.6	4.3	5.1	6.7

Deferred revenue (current and non-current)	$59,848	$66,098	$47,995	$47,464	$47,737

Cumulative registered accounts (1)	4,245	4,015	3,691	3,397	3,126
Cumulative paid accounts (2)	255	230	211	187	162	*

Headcount	356	349	406	402	401
Non-GAAP diluted shares	76,560	76,090	75,337	74,729	74,409
_________________________

*	We factored in an adjustment to our Q1’19 paid account number and have subsequently revised the Q1’19 total to 162,000.

(1)
We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such particular period, and includes accounts owned by Verisure S.a.r.l.. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform, as one registered account may be used by multiple people.

(2)
Paid accounts worldwide measured as any account where a subscription to a paid service is being collected (either by the Company or by the Company’s customers or channel partners), plus paid service plans of a duration of more than 3 months bundled with products (such bundles being counted as a paid account after 90 days have elapsed from the date of registration). Paid accounts includes accounts transferred to Verisure S.a.r.l..

REVENUE BY GEOGRAPHY

	Three Months Ended
	March 29, 2020		December 31, 2019		March 31, 2019
	(in thousands, except percentage data)
Americas	$50,158	77%	$94,668	77%	$44,366	77%
EMEA	7,573	11%	19,862	16%	9,302	16%
APAC	7,719	12%	7,883	7%	4,212	7%
Total	$65,450	100%	$122,413	100%	$57,880	100%